Exhibit 10.58

Work Order # 01

This Work Order #01 ("Work Order") dated May 16, 2014 ("Effective Date") is entered into by and between Aethlon Medical Inc. ("Sponsor") and Total Renal Research, Inc., d/b/a DaVita Clinical Research ("DCR"). Sponsor and DCR shall each be hereinafter referred to as a "Party" and collectively as the "Parties".

Parties, this Work Order is entered into pursuant to the Master Services Agreement by and between the Parties dated February 14, 2014, (the "Agreement"), which is incorporated by reference herein.

Unless otherwise defined herein all capitalized terms shall have the same meaning as in the Agreement.

The Parties hereby agree as follows:

1. Services. DCR shall conduct the Services as outlined in Attachment 1 attached hereto, involving the Study Device entitled "A Clinical Safety Study of the Aethlon HemopurifierrE0 in Chronic ESRD Patients with HCV Infection" (the "Study"), bearing protocol ID# AEMD-IDE-2013 v1.09, dated March 31, 2014, together with any of its subsequent revisions (the "Protocol"), the provisions of which are attached hereto and incorporated herein by reference. The Protocol may be revised only at the direction of and with the prior written approval of the Sponsor, subject to subsequent approval by the Institutional Review Board ("IRB").

2. Deliverables. The Deliverables required to be delivered pursuant to this Work Order shall include: Intentionally omitted.

3. Acceptance Criteria. The Acceptance Criteria for any such Deliverables shall be as follows: Intentionally omitted.

4. Work Order Term. The term of this Work Order shall commence as of the Effective Date and shall continue until the Services are completed, unless otherwise agreed to by the parties ("Work Order Term"). If the Agreement expires during the Work Order Term then the Parties specifically agree that this Work Order shall survive and the terms of the Agreement shall continue to apply to this Work Order during the Work Order Term.

5. Budget and Payment Schedule. Sponsor shall make payments to DCR for Fees and Expenses in accordance with the terms of the Agreement and the Payment Schedule attached hereto as Attachment 2.

6. Subcontractor. Through execution of this Work Order and the applicable Clinical Trial Agreement or Investigator Agreement (form of which is attached hereto as Attachment 4), Sponsor approves DCR's use of third party consulting physicians (each an "Investigator") at certain sites, including a network of dialysis centers owned and operated by a DCR affiliate (each a "Site").

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7. Invoicing and Payment Detail.

A. Invoices to Sponsor shall be sent to Sponsor via e-mail at:

Name: Jim Frakes

e-mail: jfrakes@aethlonmedical.com

B. Payment to DCR shall be made electronically as follows:

Bank Name: Wells Fargo

Bank ABA/Routing #: XXXXXXX*

Account Name: Total Renal Research, Inc.

Account Number: XXXXXXX*

C. All payments shall reference project number: 13-M-0249-00

7. Conflict. To the extent that the terms of the attachments hereto conflict with either the terms of the Agreement or this Work Order such terms shall be controlled by the Agreement or Work Order, as applicable.

8. Delay of Study. In the event of a Sponsor derived postponement of Hemopurifiere treatment (including but not limited to: Device shipment, Device usability, Study approval by governing boards), or a Sponsor-derived postponement or cancellation of the Study, Sponsor and DCR will negotiate the cost consequences with the intent that DCR shall be paid for activities and services earned (including any non-cancellable items) for their participation in the Study.

The remainder of this page intentionally left blank.

Signatures to follow.

[*] This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the Parties have caused this Work Order to be executed by their duly authorized representatives as of the Effective Date.

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ATTACHMENT 1
Services

The following Services will be provided by DCR to Sponsor with respect to the Study as described in the Sponsor Protocol and in accordance with the terms of the Agreement:

1. Site Management and Clinical Study Conduct

A. DCR will conduct site management administrative services ("Services") for Study Sites in accordance with the Protocol, attached hereto and incorporated herein. The Services will include: (i) selection of Sites for the Study including (1) the ability to enroll the desired number of patients; (2) availability of an appropriate population to meet the inclusion and exclusion criteria; (3) identification of proposed Investigators for each Site prior to his/her participation in the Study (it being understood that Sponsor reserves the right to approve or disapprove individual Investigators); and (4) confirming that prospective, replacement and current clinical investigators are not listed by the FDA as unacceptable to conduct clinical investigation; (ii) the preparation of all Investigational Review Board (IRB) materials to be submitted to a central IRB and assistance, as needed, to those Sites (if any) using their own internal IRB; (iii) providing payments to Sites or Investigators, or both, upon and subject to receipt of funds from Sponsor; (iv) providing or coordinating ongoing onsite orientation and training of all Investigators and their support personnel as needed with regard to compliance with the Protocol; and (v) providing confirmation of accountability of Investigator performance with regard to the following aspects of the Study conducted at the respective Sites: (1) the number of subjects screened for the Study; (2) the number of qualified subjects participating in the Study; and (3) the number of acceptable completed case report forms resulting from the Study.

B. It is understood and agreed that Services shall not include the clinical activities of any Investigator under an Investigator Agreement or a Clinical Trial Agreement, as applicable, and that each Investigator is personally responsible for the conduct of the Study in which s/he participates and shall exercise his/her own independent medical judgment. DCR's responsibilities with respect to Investigators shall be limited to those responsibilities specifically set forth in this Work Order. DCR will contract with each Investigator for their services on the Study using an Investigator Agreement or a Clinical Trial Agreement, as applicable, substantially in the form attached hereto as Attachment 4. DCR shall not perform the Study with an Investigator who has not entered into an Investigator Agreement or for whom a Clinical Trial Agreement has not been entered into.

C. DCR shall perform the Services and DCR shall inform the Investigator of his/her obligation to perform the Study in compliance with generally accepted standards of Good Clinical Practice as set forth in Title 21 of the U.S. Code of Federal Regulations, the Protocol, instructions provided by Sponsor and all applicable local, state and federal laws and regulations governing the performance of clinical investigations including but not limited to the Federal Food, Drug, and Cosmetic Act, and regulations and guidances of the U.S. Food and Drug Administration (FDA), the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and all other applicable medical privacy laws and regulations; and any conditions imposed by the IRB.

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D. The Study shall commence upon execution of this Work Order and the applicable Investigator Agreement(s) or the Clinical Trial Agreement(s), as applicable. The Study shall enroll up to ten (10) patients meeting all Protocol eligibility requirements. Sponsor shall not be obligated to pay any sums for tests performed on individuals who do not meet all Protocol eligibility criteria for the Study or for additional individuals who are enrolled in the Study without Sponsor's prior written approval. In the case where DCR enrolls ten (10) subjects, and one or more subjects discontinues, DCR will contact Aethlon regarding enrollment of additional subjects to meet Aethlon's primary endpoint. Notwithstanding the foregoing, if Sponsor and DCR agree in writing to increase the number of subjects for the Study, Sponsor shall pay DCR additional compensation for such additional subjects as may be agreed upon between the parties.

E. DCR shall, as part of the Services, use its best efforts to cause all Investigators to: (i) timely submit to DCR, Sponsor and/or Sponsor's designee, clean and completed original case report forms for each Study subject as provided in the Protocol; and (ii) provide to DCR (and DCR will then provide to Sponsor) completed FDA form 1572 and sufficient accurate financial information on FDA forms 3454/3455 to allow Sponsor to submit complete and accurate certification or disclosure statements as required by 21 C.F.R. Part 54 and promptly update this information if any relevant changes occur during the course of each Study, and for one year following the completion of the Study.

F. At the completion of the Services for the Study by DCR or upon the earlier termination of the Agreement or this Work Order, all materials, information and all other data owned by Sponsor with respect to the transactions covered by this Agreement, regardless of the method of storage or retrieval, shall be delivered to Sponsor in such form as is then currently in the possession of DCR, or in such data media formats as are set forth in the Protocol. Sponsor shall pay the costs of delivery of such materials, information and other data from DCR to Sponsor. Alternatively, at Sponsor's written request, such materials and data may be retained by DCR for Sponsor for an agreed-upon time period, or disposed of pursuant to the written directions of Sponsor. If materials are so retained, Sponsor shall pay a to-be-determined fee for storage by DCR of records and materials after completion or termination of the Services. DCR, however, reserves the right to retain, at its own cost and subject to the confidentiality provisions herein, copies of all materials that may be needed to satisfy regulatory requirements or to resolve disputes regarding the Study.

G. During the term of this Agreement, DCR will permit Sponsor's representatives (unless such representatives are competitors of DaVita HealthCare Partners Inc.) to examine or audit the work performed hereunder upon reasonable advance notice during regular business hours to determine that the Study is being conducted in accordance with the Protocol. Any access to any Study Sites granted by DCR to Sponsor's representatives hereunder shall be limited to purposes related to the Study.

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H. If Sponsor is providing Device for purposes of the Study, then neither Investigators nor DCR shall bill third party payers for such Device. Neither Investigators nor DCR shall bill third party payers for Study related items and services except as permitted by applicable payer coverage rules.

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ATTACHMENT 2

Payment Schedule, Payment Terms and Budget

1.0 Payment Terms

1.1 The Budget set forth herein is based on the specific charges applicable for the Services. The Budget will change to reflect modifications in the scope of Services. Applicable DCR service fees, as related to enrollment, will also change with said modifications. Sponsor shall pay to DCR the amounts specified in the Budget in accordance with the payment schedule outlined in the Payment Schedule. The parties acknowledge and agree that the terms and conditions of the Budget are confidential and shall be treated as Confidential Information in accordance with the provisions of Section

11 of the Agreement. Payments will be reconciled as a part of the financial reconciliation at the time of the final payment set forth in the Payment Schedule.

1.2 Sponsor will reimburse DCR monthly on a completed-visit-per-Subject basis in accordance with the Budget herein. In the event of an amendment to the Protocol that modifies the Services to be provided under this Work Order, Sponsor and DCR shall negotiate in good faith any modification to the payments hereunder in an amount equal to the Services added or eliminated by the Protocol amendment and agree to this change in writing (email is sufficient). Furthermore, pricing for both Study Site and DCR Services may be subject to change in accordance with any change in Study scope. Completed-visit-per-Subject payment due, including any screen failure payments that may be payable under the terms of this Work Order, will be made based upon prior month enrollment data as entered into the DCR Clinical Trial Management System (CTMS) and on submission of an invoice by DCR to this effect. All screen failures will be paid at the screening rate. DCR shall, verify and reconcile this enrollment data with Sponsor, and appropriate payment adjustments shall be made on the presentation of an invoice from DCR. Sponsor shall provide proper documentation necessary to complete said reconciliation. DCR Services will be invoiced to Sponsor in accordance with the progression of the Study.

1.3 In the event of premature termination of this Work Order by Sponsor for any reason other than for DCR's breach, Sponsor shall pay DCR for services performed up to and including the date of termination and expenses incurred up until the date of termination in accordance with the budgeted amounts set forth in the Budget. Upon receipt of such notice of termination DCR will, and will direct the study Site and Investigator to, take all reasonable steps to cease conduct of the Study as soon as reasonably possible and to protect the safety, heath, and welfare of the subjects participating the Study. The parties agree to work collaboratively in the orderly termination of the study, under the direction of the Sponsor. Sponsor shall pay DCR for the additional services involved in Study termination, according to the amounts set forth in the Budget for such services and other reasonable, documented Study procedures or expenses.

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1.4 All payments shall be payable in U.S. dollars and made within thirty (30) days of Sponsor’s receipt of an invoice dealing DCR’s Services under this Work Order or incurrence of pass-through expenses, and only after full execution of this Work Order. If any portion of any invoice is disputed, then Sponsor shall pay the undisputed amounts as set forth in the preceding sentence and the Parties shall use good faith efforts to reconcile the disputed amount as soon as practicable. Sponsor shall pay DCR interest in an amount equal to one percent (1%) per month (or the maximum lesser amount permitted by law) of all undisputed amounts owing hereunder and not paid within forty-five (45) days of the date of the invoice.

1.5 DCR shall be responsible for making monthly payments to the Site and Investigator upon Site’s entry of completed study activities into the Clinical Trrial Management System (CTMS).

1.6 Terms of the budget shall remain confidential.

2.0 Payment Schedule

Patient compensation for study time and effort will be paid to DCR on a monthly bases with the concurrent study visit payment. Patients will be compensated for each completed visit by the Study Site. Payment for patients who are terminated prior to the end of the study will be prorated for actual visits completed.

[*] This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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2.2 DCR Project Management of XXXXXXX* of the total invoiced patient and site pricing costs will be added to each monthly invoice.

2.3 All per occurrence fees and pass through costs payable hereunder shall be paid in full within 30 days of Sponsor's receipt of invoice from DCR.

2.4 Disposal fee for used Hemopurifier will be paid by Sponsor to DCR following last patient last visit.

2.5 The following will be retained for each Site in the Study:-

i) Site Close Out Visit

iii) Record Storage Fee

Which will be paid by Sponsor to DCR promptly following the occurrence of all of the following events: a) final acceptance by Sponsor of all CRFs b) all data clarifications issued, and c) upon satisfaction of all other applicable conditions set forth in the Agreement. Sponsor shall make all efforts to complete these activities in a timely basis. Sponsor shall notify DCR upon each site's official completion of the above conditions.

[*] This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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ATTACHMENT 3

Study Conduct and Site Management Services Budget

DaVita Clinical Research

Client:	Aethlon Medical, Inc.	Aggregate Price	$ [redacted] *
Project:	AEMD-IDE-2014 v1.08		
Budget Date:	15-May-14		
Protocol Date:	31-Mar-14		
Projected Enrollment per Site	10.0	Projected Enrollment	10
		Cohort 1 (1 subject enrolled)	2
		Cohort 2 (2 subjects enrolled)	8
		Projected Sites	1

Toolbar

Description	Service Provider	Quantity / Frequency	Unit Price	Subtotal	Description Detail	
Cohort 1 (1 subject enrolled)						
Informed consent	PI	1	$ [redacted]	$ [redacted]		*
Review patient eligibility for participation	PI/SC	1	$ [redacted]	$ [redacted]		*
Demographics	SC	1	$ [redacted]	$ [redacted]		*
Medical history preparation	SC	1	$ [redacted]	$ [redacted]		*
Medical history assesment	PI	1	$ [redacted]	$ [redacted]		*
Physical exam	PI	2	$ [redacted]	$ [redacted]		*
Physical Signs/Symptoms	PI	18	$ [redacted]	$ [redacted]		*
Vital signs	TM	2	$ [redacted]	$ [redacted]		*
BMI	SC	2	$ [redacted]	$ [redacted]		*
ECG administration & distribution	SC	2	$ [redacted]	$ [redacted]		*
ECG review	PI	2	$ [redacted]	$ [redacted]		*
Administer Questionnaire - (Karnofsky Performance Status)	SC	2	$ [redacted]	$ [redacted]		*
Blood access evaluation	TM	1	$ [redacted]	$ [redacted]		*
Phlebotomy	TM	3	$ [redacted]	$ [redacted]		*
Laboratory Processing & Packaging	SC	21	$ [redacted]	$ [redacted]		*
Laboratory Processing & Packaging - antibody or other specialty	SC	14	$ [redacted]	$ [redacted]		*
Laboratory review preparation	SC	11	$ [redacted]	$ [redacted]		*
Laboratory review assesment	PI	11	$ [redacted]	$ [redacted]		*
Concomitant Medication Assessment - Complex initial assessment or 6+ months have elapsed since last assessment	SC	1	$ [redacted]	$ [redacted]		*
Concomitant Medication Assessment - Ongoing less than 1 month between assessments	SC	10	$ [redacted]	$ [redacted]		*
Designated nurse - treatment (Cohort 1)	TM	9	$ [redacted]	$ [redacted]		*
Device set up	TM	6	$ [redacted]	$ [redacted]		*
Device Accountability/Packaging for shipment	SC	2	$ [redacted]	$ [redacted]		*
AE Assessment	SC	10	$ [redacted]	$ [redacted]		*
Dry Ice	N/A	8	$ [redacted]	$ [redacted]		*
Oversee study visit - per visit	SC	11	$ [redacted]	$ [redacted]		*
Medical records printing - one week of data	SC	11	$ [redacted]	$ [redacted]		*
Data collection - CRF transcription (per visit)	SC	11	$ [redacted]	$ [redacted]		*
Data collection - CRF review (per visit)	PI	11	$ [redacted]	$ [redacted]		*
Patient stipend	N/A	10	$ [redacted]	$ [redacted]		*
Total Price per Patient - Cohort 1 (1 subject enrolled)		**Total**	**$**	[redacted]	***Site Subtotal* $** [redacted]	*
					Teammate (TM) Subtotal $ [redacted]	*
Cohort 2 (2 subjects enrolled)						
Informed consent	PI	1	$ [redacted]	$ [redacted]		*
Review patient eligibility for participation	PI/SC	1	$ [redacted]	$ [redacted]		*
Demographics	SC	1	$ [redacted]	$ [redacted]		*
Medical history preparation	SC	1	$ [redacted]	$ [redacted]		*
Medical history assesment	PI	1	$ [redacted]	$ [redacted]		*
Physical exam	PI	2	$ [redacted]	$ [redacted]		*
Physical Signs/Symptoms	PI	18	$ [redacted]	$ [redacted]		*
Vital signs	TM	2	$ [redacted]	$ [redacted]		*
BMI	SC	2	$ [redacted]	$ [redacted]		*
ECG administration & distribution	SC	2	$ [redacted]	$ [redacted]		*
ECG review	PI	2	$ [redacted]	$ [redacted]		*
Administer Questionnaire - (Karnofsky Performance Status)	SC	2	$ [redacted]	$ [redacted]		*
Blood access evaluation	TM	1	$ [redacted]	$ [redacted]		*
Phlebotomy	TM	3	$ [redacted]	$ [redacted]		*

[*] This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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Laboratory Processing & Packaging	• IC	21	$ [redacted]	$ [redacted]		*
Laboratory Processing & Packaging - antibody or other specialty	SC	14	$ [redacted]	$ [redacted]		*
Laboratory review preparation	SC	11	$ [redacted]	$ [redacted]		*
Laboratory review assesment	PI	11	$ [redacted]	$ [redacted]		*
Concomitant Medication Assessment - Complex initial assessment or 6+ months have elapsed since last assessment	SC	1	$ [redacted]	$ [redacted]		*
Concomitant Medication Assessment - Ongoing less than 1 month between assessments	SC	10	$ [redacted]	$ [redacted]		*
Designated nurse - treatment (Cohort 2)	TM	9	$ [redacted]	$ [redacted]		*
Device set-up	TM	6	$ [redacted]	$ [redacted]		*
Device Accountability/Packaging for Shipment	SC	2	$ [redacted]	$ [redacted]		*
AE Assessment	SC	10	$ [redacted]	$ [redacted]		*
Dry Ice	N/A	8	$ [redacted]	$ [redacted]		*
Oversee study visit - per visit	SC	11	$ [redacted]	$ [redacted]		*
Medical records printing - one week of data	SC	11	$ [redacted]	$ [redacted]		*
Data collection - CRF transcription (per visit)	SC	11	$ [redacted]	$ [redacted]		*
Data collection - CRF review (per visit)	PI	11	$ [redacted]	$ [redacted]		*
Patient stipend	N/A	10	$ [redacted]	$ [redacted]		*
Total Price per Patient - Cohort 2 (2 subjects enrolled)			**Total**	**$ [redacted]**	***Site Subtotal* $ [redacted]**	*
					Teammate (TM) Subtotal $ [redacted]	*
					Lab Subtotal $	

Per Site Price	Service Prov.	Price	Quantity	Total	Description Detail	
Start-up activities	Site	$ [redacted]	1	$ [redacted]		*
PI protocol review - moderate study	Site	$ [redacted]	1	$ [redacted]		*
Device training - PI	Site	$ [redacted]	1	$ [redacted]		*
Device Accountability/Storage	Site	$ [redacted]	1	$ [redacted]		*
Regulatory and IRB document preparation and ongoing maintenance/reporting	Site	$ [redacted]	1	$ [redacted]		*
Subject Recruitment Efforts	Site	$ [redacted]	1	$ [redacted]		*
Study Close Out Fee	Site	$ [redacted]	1	$ [redacted]		*
Record storage fee - electronic CRFs	Site	$ [redacted]	1	$ [redacted]		*
Total Per Site Pricing		**$ [redacted]**		**$ [redacted]**		*

DCR Service Price	Rate	Projection	Unit	Total	Description Detail	
Disposal Fee - Used Hemopurifier	$ [redacted]	1	Site	$ [redacted]		*
Device Training	$ [redacted]	1	Site	$ [redacted]		*
Source document creation	$ [redacted]	40	Hours	$ [redacted]		*
Regulatory document packet completion review and routing	$ [redacted]	12	Hours	$ [redacted]		*
Protocol integration into DaVita EMR system	$ [redacted]	20	Hours	$ [redacted]		*
Project management	[redacted]			$ [redacted]	Applied to subject and site costs	*
G&A	$ -	1	1	$ -	*G&A / Overhead Rate* [redacted]	*
Total DCR Service Pricing				**$ [redacted]**		*

Per Occurrence	Price				Description Detail	
SA(D)E reporting - includes initial and ongoing report	$ [redacted]					*
Re-consent	$ [redacted]					*
Protocol amendment - site	$ [redacted]					*
Protocol amendment - DCR	$ [redacted]					*
Early Termination Visit	$ [redacted]					*
Serum pregnancy test	$ [redacted]					*

Performance-Based Pay:

	Target #1	Target #2
Treatment Arm 1	☐	☐
Treatment Arm 2	☐	☐
Treatment Arm 3	☐	☐
Treatment Arm 4	☐	☐

Target #1 %	Target #1

Target #2 %	Target #2

Notes:

IRB fees are directly payable by Sponsor

Institution will receive reimbursement for screen failures at the screening rate

Institution will be paid monthly by DCR via work submitted through the CTMS

All pricing will be pro-rated for actual work performed

Fees associated with submission to Medicare Administrative Contractor (MAC) will be billed to Sponsor as a pass through

[*] This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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ATTACHMENT 4

Form of Clinical Trial Agreement

CLINICAL TRIAL AGREEMENT

This Clinical Trial Agreement (Agreement), effective as of __________________ , 2014, is entered into by and among [NAME OF INSTITUTION] (Institution), Total Renal Research, Inc., d/b/a DaVita Clinical Research with offices located at 825 South 8th Street, Suite 300, Minneapolis, MN 55404 (DCR), Aethlon Medical Inc. with offices located at 8910 University Center Lane, Suite 660, San Diego, CA 92122 (Sponsor) and [NAME OF INVESTIGATOR], M.D. (Investigator).

Background

Sponsor is engaged in research and development of blood purification medical devices including the conduct of clinical trials involving the use of Hemopurifier® (Study Device). Institution and the Investigator are engaged in the treatment of patients with chronic early stage renal disease. Sponsor and DCR have entered into a Master Services Agreement and Work Order pursuant to which DCR will provide site management services in connection with the Study (as defined below). The clinical study contemplated by this Agreement (the Study) is of mutual interest and benefit to the Institution, Investigator and Sponsor; and Sponsor Protocol No. ID# AEMD-IDE-2014 entitled ""A Clinical Safety Study of the Aethlon Hemopurifie? in Chronic ESRD Patients with HCV Infection"," dated May 13, 2013, which shall guide the performance of the Study has been prepared by Sponsor and accepted by the Institution and DCR (such protocol, together with any of its subsequent amendments, the Protocol).

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein the parties agree as follows:

1. SCOPE OF WORK

The Investigator shall carry out the Study in a professional, competent manner in accordance with the Protocol, the terms of this Agreement and any applicable Institution policies. Institution shall use its best efforts to ensure that the Investigator shall carry out the Study in accordance with the Protocol and the terms of this Agreement. The Protocol shall be provided to DCR and the Investigator by Sponsor.

2. PERFORMANCE PERIOD AND ENROLLMENT OF SUBJECTS

The Study will commence upon execution of this Agreement and will continue until completion of the Study as required by the Protocol (including any amendments thereto), unless this Agreement is terminated earlier pursuant to Section 5 hereof.

3. SERIOUS ADVERSE EXPERIENCE REPORTING

If Institution and/or Investigator receives notice of a Serious Adverse Experience (defined herein) related to the investigational Device, Institution and/or Investigator shall provide Sponsor with notice within twenty-four (24) hours of learning of the event and provide such additional information thereafter as reasonably requested by Sponsor. Furthermore, upon Sponsor's reasonable request, Institution and/or Investigator shall promptly investigate any such Serious Adverse Experience and shall submit follow-up reports of new information in a timely manner. "Serious Adverse Experience" refers to an experience that has any serious adverse effect on health or safety or any life-threatening problem caused by, or associated with, a Device, if that effect, problem, or death was not previously identified in nature, severity, or degree of incidence in the investigational plan or application, or any other unanticipated serious problem associated with a Device that relates to the rights, safety, or welfare of subjects. Any untoward event which occurs regardless of its causality, including any side effect, injury, toxicity or sensitivity reaction during the testing of protocol treatments (whether or not considered Device-related), will be designated as an unanticipated adverse effect and recorded on the adverse events page of the Case Report Form (CRF).

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4. PAYMENT

Cost and payment terms are set forth in Exhibit A of this Agreement and incorporated herein by reference. The parties acknowledge and agree that, as between DCR, Institution and Investigator, the terms and conditions of Exhibit A are confidential and shall be treated by DCR, Institution and Investigator as Confidential Information in accordance with the terms and conditions of Section 6.2 of this Agreement. Without limiting the generality of the foregoing, neither DCR, nor Sponsor, nor Institution, nor Investigator shall disclose the terms and conditions of Exhibit A without the prior written consent of the others, unless such disclosure is required by applicable law. Institution represents and warrants that the compensation provided under the terms of this Agreement shall be consistent with fair market value in arm's length transactions, and has not been determined in any manner with regard to, or has been given in exchange for, any implicit or explicit agreement to provide favorable procurement decisions with regard to Sponsor's products, or to the value or volume of any business generated between the parties, and that the services to be performed under the Agreement do not and will not involve the counseling or promotion of a business arrangement or other activity that violates any state or federal law.

5. TERMINATION

A. This Agreement may be terminated:

(1)	by DCR or the Institution upon thirty (30) days' prior written notice;
(2)	by Sponsor immediately upon written notice;
(3)	by either DCR, the Institution or Sponsor immediately if the Investigator is unable to continue to serve and a successor acceptable to both the Institution and Sponsor is not available; or
(4)	by either DCR, the Institution or Sponsor upon the occurrence of an event qualifying as a termination event as described in the Protocol.

B. Immediately upon receipt of a notice of termination, the Investigator shall stop enrolling Subjects into the Study and shall cease conducting procedures on Subjects already enrolled in the Protocol as directed by Sponsor, to the extent medically permissible and appropriate.

C. In the event that this Agreement is terminated in accordance with Section 5.A, DCR will credit or return to Sponsor any funds not expended or obligated by the Institution in connection with the Study prior to the effective termination date.

D. Upon the effective date of termination, DCR shall conduct an accounting of expenses chargeable to Sponsor. Sponsor shall verify the charges presented by DCR and if Sponsor objects to any charge, the parties shall use best efforts to resolve expeditiously any disagreement. Within thirty (30) days after receipt of adequate documentation or resolution of any dispute, Sponsor shall make payment to DCR for:

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(1)	all services properly rendered and monies properly expended by the Institution prior to the date of termination and not yet paid for; and
(2)	reasonable non-cancelable obligations properly incurred for the Study by the Institution prior to the effective date of termination.

E. Termination of this Agreement by any party shall not affect the rights and obligations of the parties accrued prior to the effective date of the termination. The rights and duties under Sections 4, 5, 6, 7, 8, 9, 11, 12, and 13.1-13.9 survive the termination or expiration of this Agreement.

6. CONFIDENTIALITY
6.1 Publicity.

A. Except as is necessary to comply with applicable laws and regulations or to enforce their respective rights under this Agreement, or to a party's legal or financial advisors, and except as otherwise agreed to by the parties in writing, the parties shall keep the material terms of this Agreement confidential. If this Agreement is required to be filed by any party with the Securities and Exchange Commission, such party shall not file this Agreement with the Securities and Exchange Commission without first notifying the other parties and seeking confidential treatment for any provisions of this Agreement that any other party believes would disclose trade secrets, confidential commercial or financial information that would impair the value of the contractual rights represented by this Agreement or provide detailed commercial and financial information to competitors or third parties.

B. No party shall make (or have made on its behalf) any oral or written release of any statement, information, advertisement or publicity in connection with this Agreement which uses the other party's name, symbols, or trademarks without the other party's prior written approval. The obligations of this Section shall survive termination of this Agreement.

C. Study results may not be published or referred to, in whole or in part, by Investigators without the prior expressed written consent of Sponsor. Sponsor shall include, or cause to be included in any reports, presentations, and publications it makes concerning the Study a statement that clearly indicates the role of DaVita Healthcare Partners Inc. as a clinical research site for such Study.

6.2 Confidentiality.

A. "Confidential Information" means any and all information, data, and know-how, whether written or oral, technical or non-technical, including, without limitation, any financial, business, marketing, or operations information, formulas, manufacturing processes, basic scientific data, prior clinical data, Data (defined herein) or other information provided by or on behalf of a Party or its Affiliates (the Disclosing Party) to the other Party pursuant to this Agreement (the Receiving Party). As between DCR, Institution and Investigator, Confidential Information shall also include the terms and conditions of Exhibit A of this Agreement.

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B. Confidential Information shall remain the sole and exclusive property of the Disclosing Party. For a period of five (5) years after the receipt of Confidential Information hereunder, the Receiving Party agrees to hold such Confidential Information in confidence, to only use such Confidential Information for the purposes of this Agreement and to only disclose such Confidential Information to its employees, agents, Affiliates, contractors and representatives who are bound by an obligation of confidentiality. Receiving Party also agrees to use the same degree of care to avoid disclosure of such Confidential Information as the parties employ with respect to their own confidential information of like importance, but in no event less than a reasonable amount of care;

C. Exceptions. Confidential Information shall not include information that:

(i) at the time of disclosure, or thereafter, has become publicly available, except by breach of this Agreement;

(ii) was in the possession of the Receiving Party prior to disclosure hereunder as evidenced by competent records;

(iii) was developed by a Receiving Party independently from and without reference to Confidential Information received hereunder; or

(iv) a Receiving Party received from a third party without an obligation of confidentiality.

D. Compliance with Applicable Law. Notwithstanding any other terms contained herein, a Receiving Party may disclose Confidential Information received hereunder to the extent required by applicable law provided that such Receiving Party provides notice to the Disclosing Party as soon as reasonably practicable under the circumstances and agrees to cooperate in Disclosing Party's efforts to obtain a protective order or other appropriate remedy. Any information disclosed pursuant to this paragraph shall otherwise remain Confidential Information.

E. Return of Confidential Information. Upon request of a Disclosing Party, a Receiving Party shall return to such Disclosing Party all Confidential Information received from that Disclosing Party pursuant to this Agreement.

F. Subject Information. If DCR, Institution, Investigator, Sponsor or Sponsor's Designee (as defined below) shall come into contact with any Study Subject's medical records, each of them shall hold in confidence the identity of such Subject and shall comply with all applicable law(s) regarding the confidentiality of such subject's records. To the extent that DCR, the Investigators, or any other person or entity involved in the Study (other than as a subject) is a "covered entity" under the Health Insurance Portability and Accountability Act of 1996 (HIPAA), DCR warrants that DCR will cause Investigators to obtain a valid HIPAA Privacy Rule authorization, as prescribed in 45 C.F.R. §164.508(b) from each individual participating in the Study permitting disclosures from DCR and/or the Investigators to Sponsor and any and all other clinical trial service providers of the individual's "protected health information" (as defined in HIPAA) as required by and in accordance with the Study, which such authorization will permit Sponsor's use [and disclosure] of such protected health information for the purposes of monitoring the accuracy and completeness of the research data, performing clinical and scientific research, and medical product development.

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7. PROPRIETARY RIGHTS

A. All information directly resulting from the Study conducted under this Agreement, including all Data (as defined herein), results, conclusions, discoveries, inventions, know-how and the like, whether patentable or not (collectively, Inventions) shall be promptly and fully disclosed by Institution and/or Investigator to Sponsor. Data shall mean all case report forms and other Study data generated by DCR, Institution or Investigator in the course of conducting the Study and required to be delivered to Sponsor pursuant to the Protocol.

B. Sponsor shall have the unrestricted right to freely utilize all such Inventions in whatever manner it desires. All Inventions shall be the sole property of Sponsor excluding the identity of any Study Subject or such Subject's "protected health information" (as defined in the HIPAA Privacy Rule) unless the Subject has provided authorization or a waiver has been provided. Institution and/or Investigator shall assist Sponsor, at Sponsor's expense, in the preparation of all documentation necessary to effectuate and perfect Sponsor's rights in such Inventions.

C. The use of the Study Device by DCR, the Institution or the Investigator for any purpose outside of the Study is prohibited by this Agreement. While Sponsor in no way condones the use of the Study Device for any purpose outside of the Study, if such work is performed, all data, results, conclusions, observations, discoveries, inventions, ideas, know-how, procedures, advancements and the like, whether patentable or not, shall be treated in all respects as Inventions in accordance with this Agreement and shall be the sole property of Sponsor.

D. Neither Sponsor, DCR, nor the Institution transfers to the other by operation of this Agreement any patent right, copyright right, or other proprietary right of any party, except as described in this Agreement.

8. PUBLICATION

Neither DCR, Institution nor Investigator shall publish any articles or make any presentations relating to the services, Sponsor Confidential Information or referring to Data generated pursuant to this Agreement, without the prior written consent of Sponsor.

9. CHANGES TO THE PROTOCOL

A. If generally accepted standards of Good Clinical Practice as set forth in Title 21 of the U.S. Code of Federal Regulations (C.F.R.) (GCP) relating to the safety of Subjects require a deviation from the Protocol, these standards shall be followed. Any party who becomes aware of the need for a deviation from the Protocol shall immediately inform the other parties to this Agreement of the facts causing the deviation as soon as the facts are known to the party. In addition, the Investigator shall promptly inform the Institution's institutional review board ("IRB") of the deviation.

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B. Sponsor may also, from time to time, make changes to the Protocol. Any such changes may not be implemented before approval by the IRB. If these changes shall affect the cost of the Study, DCR and Sponsor shall agree to the changes in Exhibit A to reflect the changes in the Study cost and the change shall not be implemented until Sponsor agrees in writing to assume responsibility for the new costs.

10. MATERIALS

Sponsor agrees to provide Study Device and any reagents that may be required during the course of the Study. Access to any Materials shall be limited to only those persons who, under the Investigator's direct control, shall be using Materials for the Study. The term "Materials" shall include the Study Device, reagents and materials derived from Subjects enrolled in the Study, including, but not limited to, blood, bone marrow, sera, and other biological materials. At no time shall any Materials be used for any purpose other than as described in the Protocol or transferred to any third party without Sponsor's prior written consent. Upon termination or completion of the Study, all unused Materials shall be returned to Sponsor or destroyed at Sponsor's sole option; provided, however, that Institution shall be permitted to retain blood, bone marrow, sera, and other biological materials as needed for record keeping purposes in accordance with Institution's policies and practices.

11. COMPLIANCE WITH LAW AND ACCEPTED PRACTICE

A. The Institution and the Investigator shall perform the Study in compliance with generally accepted standards of GCP, the Protocol, consistent instructions provided by Sponsor and all applicable local, state and federal laws governing the performance of clinical investigations including but not limited to the Federal Food, Drug, and Cosmetic Act, regulations and guidances of the United States Food and Drug Administration (FDA). The Institution and Investigator shall permit Sponsor and agencies such as the FDA to inspect Study records including the Subjects' medical records. The subject informed consent form signed by the Subjects shall provide for access to the Subjects' medical records by Sponsor and by agencies such as the FDA.

B. The Investigator will direct and monitorthe Study in accordance with Section 1. Sponsor shall have the right to (a) monitor and audit the activities of the Investigator in the conduct of the Study, and (b) monitor and audit the collection of Inventions from the Study.

C. Each of the Institution and Investigator hereby represents and warrants that neither the Institution, the Investigator, nor any of the Institution's nor Investigator's agents or employees rendering services in connection with the Study, respectively,is presently: (1) excluded, debarred, suspended or otherwise ineligible to participate in federal health care programs as defined in 42 U.S.C. Sec. 1320a-7b or from federal procurement or non-procurement activities as defined in Executive Order 12689 (collectively "Ineligible"); or (2) debarred pursuant to the Generic Drug Enforcement Act of 1992, 21 U.S.C. Sec. 335 (a), as amended, or any similar state law or regulation (collectively "Debarred") or; (3) convicted of a criminal offense that falls within the ambit of 42 U.S.C. Sec 1320a-7(a), but has not yet been excluded, debarred, suspended, or otherwise declared ineligible ("Convicted"). The Institution and Investigator also each represent and warrant that if any of their respective agents or employees becomes Ineligible, Debarred or Convicted during the Term, they will notify Sponsor promptly, and in any event no later than five (5) business days after receiving notification of the Ineligibility, Debarment, or Conviction.

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D. The arrangements set out in this Agreement do not take effect and are not intended to take effect as an incentive or reward for a person's past, present or future willingness to prescribe, administer, recommend (including formulary recommendations), purchase, pay for, reimburse, authorize, approve or supply any product or service sold or provided by Sponsor or as an incentive to grant an interview for any sales or marketing purposes.

E. The parties shall not pay or promise to pay, or authorize the payment of any money, or give, promise to give or authorize the giving of anything of value to any government official, healthcare professional or person affiliated with a healthcare organization to obtain or retain business or secure improper advantage. Further, the parties represent and warrant that they have not made prior to the Effective Date any payment, authorization, promise or gift of the sort described in this paragraph.

F. The parties shall comply with the requirements of the U.S. Foreign Corrupt Practices Act and any other applicable anti-corruption national or international laws and regulations. Further, each party hereby represents, warrants and covenants that they have not, and agrees that it will not, in connection with the transactions contemplated by this Agreement, make, promise or offer to make any payment or transfer anything of value: (a) to any foreign government official or to an intermediary for payment to any foreign government officials; or (b) to any political party. Further, no payments or transfer of value shall be made which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining or retaining business.

G. If any governmental or regulatory authority conducts or gives notice to Institution of its intent to conduct an inspection at Institution's facilities or take any other regulatory action with respect to the Study, Institution will promptly give Sponsor notice thereof, including all information pertinent thereto. Sponsor acknowledges that Sponsor may not direct the manner in which Institution fulfills its obligations to permit inspection by governmental entities. It shall not be a breach of this Agreement for Institution to comply with the demands and requests of any governmental entity in accordance with Institution's judgment or to fail to inform and consult with Sponsor before complying with any such demand or request. Except as permitted by this section, neither Institution nor Investigator shall communicate with the FDA or any other governmental agency concerning the subject matter hereof unless required by law or requested to do so by Sponsor and, then, only upon prior consultation with Sponsor.

H. Neither DCR, Investigator nor Institution shall bill third party payers for Study related items and services except as permitted by applicable payer coverage rules.

12. INDEMNIFICATION, DISCLAIMER AND INSURANCE

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A. Subject to the provisions of Section 12.D, Sponsor will defend, indemnify and hold harmless DCR, Investigator, Institution, and DCR's and Institution's parent corporations, affiliates, officers, directors, employees, agents, and their successors and assigns (each, a Indemnified Party) from and against any and all costs (including reasonable attorneys' fees), expenses, damages and judgments or liabilities (collectively, Losses) arising from or related to any third party claims, demands, actions or suits, for illness or personal or bodily injury (including death) to a Subject participating in the Study. The foregoing indemnification action shall not apply in the event and to the extent that (a) such Losses are determined to have resulted from any Indemnified Party's gross negligence, intentional misconduct or negligence; or (b) Investigator(s) or those assisting them did not adhere to the terms of the Protocol and to Sponsor's written instructions relative to the use of substances administered in the Study or failed to employ reasonable care in the conduct of the Study in conformity with the generally accepted standards of the medical community or violated any applicable laws or regulations in any material respect. For purposes of this Section 12.A, a violation shall be deemed "material" if it adversely affects the safety, health or welfare of Study subjects.

B. It is understood and agreed that, Investigators are not employees or agents of DCR and that DCR shall not be required to indemnify Sponsor or its agents or employees for any claims, suits or damages arising as a result of, or in connection with, the willful misconduct or negligent acts or omissions of any Investigator. DCR shall, however, cause each Investigator to maintain professional liability insurance with policy limits of at least $1,000,000 per claim and $3,000,000 annual aggregate.

C. In the event a Subject participating in the Study suffers an illness or injury which the Investigator and Sponsor reasonably determine to be an adverse reaction to the Sponsor material being tested in the Study or Study procedures required by the Protocol then, subject to the Indemnified Party's compliance with Section 12.D, Sponsor shall pay all necessary and reasonable medical expenses directly associated with the emergency medical treatment of such adverse reaction. In the event diagnostic procedures are required to determine the etiology of the patient's symptoms, Sponsor shall pay the reasonable expense of such diagnostic work-up without regard to the final diagnosis, so long as Sponsor agrees to the need for the diagnostic work-up, but Sponsor shall not be responsible for expenses connected with the subsequent treatment of the patient if the work-up establishes that the patient's symptomology is not related to the administration of the Sponsor material being tested in the Study or Study procedures required by the Protocol. Payments under this Section 12.0 shall be in addition to any payments specified in Section 12.A.

D. To receive the benefit of indemnification under Section 12.A, the Indemnified Party must promptly notify Sponsor in writing of a claim or suit and provide reasonable cooperation (at Sponsor's expense) and tender to the Sponsor authority to defend or settle the claim or suit; provided, however, that Sponsor shall not enter into any settlement of any claim that is based on any admission of liability by an Indemnified Party without such Indemnified Party's consent. Sponsor has no obligation to indemnify the Indemnified Party in connection with any settlement made without the Sponsor's written consent. The Indemnified Party has the right to participate at its own expense in the claim or suit and in selecting its own counsel therefor. The Indemnified Party shall cooperate with Sponsor, as reasonably requested, at Sponsor's cost and expense.

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E. EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 6.2 AND EXCEPT AS OTHERWISE PROVIDED IN SECTION 12.A WITH RESPECT TO THIRD PARTY CLAIMS IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER FOR PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR INDIRECT DAMAGES, INCLUDING LOSS OF PROFITS, IN TORT OR CONTRACT, AS A RESULT OF THIS AGREEMENT.

13. GENERAL PROVISIONS.

13.1 Governing Law. This Agreement shall be governed and construed in accordance with the laws of Delaware to the exclusion of any choice or conflict of laws rule or provision that would result in the application of the substantive law of any other jurisdiction.

13.2 Amendment and Waiver. No provision of or right under this Agreement shall be deemed to have been waived by any act or acquiescence on the part of any party, its agents or employees, but only by an instrument in writing signed by an authorized officer of each party. No waiver by any party of any breach of this Agreement by any other party shall be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.

13.3 Relationship of the Parties. In the activities connected with the Study, DCR, Institution and Investigator are, and shall in all respects act as, independent contractors without the capacity to bind Sponsor or any other party, and DCR, Institution and Investigator also agree that they are not acting as agents or employees of Sponsor. Notwithstanding anything contained in this Agreement to the contrary, DCR, Institution and Investigator shall not initiate or participate in any communications with the FDA or any other governmental agency concerning the subject matter hereof unless required by law or requested to do so by Sponsor and, then, only upon prior consultation with Sponsor.

13.4 Assignment. Neither the Institution nor the Investigator may assign or transfer any of their rights or obligations under this Agreement without the prior written consent of Sponsor and DCR. Any attempted assignment in violation of the provisions of this Section 13.4 will be void. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

13.5 Notices. Unless otherwise provided herein, any notice, report, payment or document to be given by one party to the other shall be sent by registered or certified mail, postage prepaid, or by overnight courier service. Notices may be sent by facsimile or e-mail, if confirmed by also sending as described above.

13.6 Severability. If any provision(s) of this Agreement should be illegal or unenforceable in any respect, the legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected.

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13.7 Captions; Word Meanings. Captions of the sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the meaning or construction of the terms and conditions hereof. Words such as herein, hereinafter, hereof and hereunder refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires.

13.8 Entire Agreement. This Agreement (including Exhibit A and the Protocol) represents the entire and integrated agreement between the Parties and supersedes all prior negotiations, representations or agreements, either written or oral, regarding its subject matter

13.9 Conflict or Inconsistency. In case of a conflict between this Agreement and the Protocol, this Agreement shall control. The parties agree that they have participated equally in the formation of this Agreement and that the language and terms of this Agreement shall not be construed against any party by reason of the extent to which such party or its professional advisors participated in the preparation of this Agreement.

13.10 Counterparts. This Agreement and any Work Order may be executed in one or more counterparts, including .PDF copies or counterparts submitted by facsimile, each of which shall be deemed an original and all of which shall constitute the same instrument.

13.11 Further Assurances. Each party covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, it will execute and deliver any further legal instruments and perform any acts which are or may become reasonably necessary to effectuate the purposes of this Agreement.

(signature page follows]

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IN WITNESS WHEREOF the parties have caused this Agreement to be executed on their behalf by their duly authorized representatives intending it to take effect as an instrument under seal as of the Effective Date.

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CONFIDENTIAL

DO NOT REPRODUCE OR DISCLOSE

Exhibit A

BUDGET, PAYMENT TERMS AND PAYMENT SCHEDULE

[BUDGET TO BE ATTACHED]

1.0 Payment Terms.

1.1 The Budget set forth herein is based on the specific charges applicable for the services of the Institution and/or Investigator. Sponsor shall pay to DCR the amounts specified in The Budget in accordance with the payment schedule outlined in the Payment Schedule outlined below in section 2.0. DCR shall then pay the Institution and/or Investigator monthly payments upon entry of completed study activities into the Clinical Trial Management System (CTMS). The parties acknowledge and agree that the terms and conditions of The Budget are confidential and shall be treated as Confidential Information in accordance with the provisions of Section 4 of this Agreement. Payments will be reconciled as a part of the financial reconciliation at the time of the final payment set forth in the Payment Schedule.

1.2 In the event of an amendment to the Protocol that modifies the services to be provided under this Agreement, Sponsor and DCR shall negotiate any modification to the payments hereunder in an amount equal to the services added or eliminated by the Protocol amendment and agree to this change in writing (email is sufficient). Furthermore, pricing for Institution and/or Investigator services may be subject to change in accordance with any change in Study scope. Completed-visit-per-Subject payment due, including any screen failure payments that may be payable under the terms of this Agreement, will be made based upon prior month enrollment data as entered into the DCR Clinical Trial Management System (CTMS). All screen failures will be paid at the screening rate. DCR shall, at its discretion, verify and reconcile this enrollment data with Sponsor, and appropriate payment adjustments from Sponsor shall be made on the presentation of an invoice from DCR, or as to Study Site, at DCR's discretion. Sponsor or designee shall provide proper documentation necessary to complete said reconciliation.

1.3 All amounts required to be paid by DCR to Institution and/or Investigator under this Agreement are exclusive of any and all duties and taxes, however designated, levied or based on this Agreement or the Services delivered hereunder, including, without limitation, any personal property, retail sales, goods and services, use or value added taxes and whether such taxes are now in force or subsequently levied. Sponsor shall pay and be responsible for all such taxes (excluding taxes based on DCR's net income and the Federal Insurance Contributions Act, workers' compensation, unemployment and withholding taxes concerning DCR personnel). Sponsor shall promptly reimburse DCR for any such taxes which DCR pays directly.

23

[*] This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

24

FIRST AMENDMENT TO WORK ORDER #01

This First Amendment (the "Amendment") to Work Order #01 (the "Work Order") is made and entered into effective as of the 71h day of January, 2015, (the "Effective Date") by and between Aethlon Medical Inc. with offices located at 8910 University Center Lane, Suite 660, San Diego, CA 92122 (hereinafter referred to as "Sponsor"), and Total Renal Research, Inc. d/b/a DaVita Clinical Research with offices located at 825 South 8th Street, Suite 300, Minneapolis, MN 55404 ("DCR"). Sponsor and DCR shall each be hereinafter referred to as a "Party" and collectively as the "Parties".

WHEREAS, the Parties entered into the Work Order on the 16th day of May, 2014, pursuant to the Master Services Agreement effective the 14th day of February, 2014 (the "Agreement");

WHEREAS, the Parties wish to amend the terms of the Work Order as outlined in this Amendment;

NOW, THEREFORE, in consideration of the mutual promises and covenants in the Agreement, Work Order and this Amendment, the Parties agree as follows:

1.	Attachment 3, Study Conduct and Site Management Services Budget is hereby deleted in its entirety and replaced with the attached Study Conduct and Site Management Services Budget to reflect the addition of:
• Study Subject travel expense reimbursement
• Central lab identification assistance and protocol amendment review
• IStat Celite Act Cartridges procurement

2.	Sponsor hereby agrees that DCR shall procure, and Sponsor shall pay for, the iStat Celite Act Cartridges ("Cartridges") for use in the Study. Cartridges will be procured in quantities of twenty-five (25) Cartridges per box. DCR shall invoice Sponsor, and Sponsor shall reimburse DCR, the current market price of each box of Cartridges. Any unused Cartridges shall, at Sponsor's expense, be shipped to Sponsor or destroyed, as requested by Sponsor in writing (for which email shall suffice). In addition, DCR shall invoice and Sponsor shall pay to DCR an administrative fee of XXXXXXXX* of the total cost of each Cartridge box procured for the Study. Sponsor shall pay DCR in accordance with the terms of the Agreement and Work Order.

3.	Except as stated in this Amendment all terms and conditions of the Agreement and Work Order remain in full force and effect.

Signature page follows

[*] This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

25

26

DaVita Clinical Research.

Client: Arthion Medical, Inc.
Project: AEMD-IDE-2014 v1.08
Budget Date: 2-Jan-15
Protocol Date: 31-Mar-14

Projected Enrollment per Site: 10.0

Aggregate Price $ [redacted] *

Projected Enrollment: 10
Cohort 1 (1 subject enrolled): 2
Cohort 2 (2 subjects enrolled): 8

Projected Sites: 1

Toolbar

Description	Service Provider	Quantity / Frequency	Unit Price	Subtotal	Assumption Detail	
Cohort 1 (1 subject enrolled)						
Informed consent	PI	1	$ [redacted]	$ [redacted]		*
Review patient eligibility for participation	PI/SC	1	$ [redacted]	$ [redacted]		*
Demographics	SC	1	$ [redacted]	$ [redacted]		*
Medical history preparation	SC	1	$ [redacted]	$ [redacted]		*
Medical history assessment	PI	1	$ [redacted]	$ [redacted]		*
Physical exam	PI	2	$ [redacted]	$ [redacted]		*
Physical Signs/Symptoms	PI	11	$ [redacted]	$ [redacted]		*
Vital signs	TM	2	$ [redacted]	$ [redacted]		*
BMI	SC	2	$ [redacted]	$ [redacted]		*
ECG administration & distribution	SC	2	$ [redacted]	$ [redacted]		*
ECG review	PI	2	$ [redacted]	$ [redacted]		*
Administer Questionnaire - (Karnofsky Performance Status)	SC	2	$ [redacted]	$ [redacted]		*
Blood access evaluation	TM	1	$ [redacted]	$ [redacted]		*
Phlebotomy	TM	3	$ [redacted]	$ [redacted]		*
Laboratory Processing & Packaging	SC	21	$ [redacted]	$ [redacted]		*
Laboratory Processing & Packaging - antibody or other specialty	SC	14	$ [redacted]	$ [redacted]		*
Laboratory review preparation	SC	11	$ [redacted]	$ [redacted]		*
Laboratory review assessment	PI	11	$ [redacted]	$ [redacted]		*
Concomitant Medication Assessment - Complex: initial assessment or 6+ months have elapsed since last assessment	SC	1	$ [redacted]	$ [redacted]		*
Concomitant Medication Assessment - Ongoing: less than 1 month between assessments	SC	10	$ [redacted]	$ [redacted]		*
Designated nurse - treatment (Cohort 1)	TM	9	$ [redacted]	$ [redacted]		*
Device set-up	TM	8	$ [redacted]	$ [redacted]		*
Device Accountability/Packaging for Shipment	SC	2	$ [redacted]	$ [redacted]		*
AE Assessment	SC	10	$ [redacted]	$ [redacted]		*
Dry kit	N/A	8	$ [redacted]	$ [redacted]		*
Oversee study visit - per visit	SC	11	$ [redacted]	$ [redacted]		*
Medical records printing - one week of data	SC	11	$ [redacted]	$ [redacted]		*
Data collection - CRF transcription (per visit)	SC	11	$ [redacted]	$ [redacted]		*
Data collection - CRF review (per visit)	PI	11	$ [redacted]	$ [redacted]		*
Patient stipend	N/A	10	$ [redacted]	$ [redacted]		*
Total Price per Patient - Cohort 1 (1 subject enrolled)		Total	$	[redacted]	Site Subtotal $ [redacted]	*
					Treatment (TM) Subtotal $ [redacted]	*
Cohort 2 (2 subjects enrolled)						
Informed consent	PI	1	$ [redacted]	$ [redacted]		*
Review patient eligibility for participation	PI/SC	1	$ [redacted]	$ [redacted]		*
Demographics	SC	1	$ [redacted]	$ [redacted]		*
Medical history preparation	SC	1	$ [redacted]	$ [redacted]		*
Medical history assessment	PI	1	$ [redacted]	$ [redacted]		*
Physical exam	PI	2	$ [redacted]	$ [redacted]		*
Physical Signs/Symptoms	PI	18	$ [redacted]	$ [redacted]		*
Vital signs	TM	2	$ [redacted]	$ [redacted]		*
BMI	SC	2	$ [redacted]	$ [redacted]		*
ECG administration & distribution	SC	2	$ [redacted]	$ [redacted]		*
ECG review	PI	2	$ [redacted]	$ [redacted]		*
Administer Questionnaire - (Karnofsky Performance Status)	SC	2	$ [redacted]	$ [redacted]		*
Blood access evaluation	TM	1	$ [redacted]	$ [redacted]		*
Phlebotomy	TM	3	$ [redacted]	$ [redacted]		*
Laboratory Processing & Packaging	SC	21	$ [redacted]	$ [redacted]		*
Laboratory Processing & Packaging - antibody or other specialty	SC	64	$ [redacted]	$ [redacted]		*
Laboratory review preparation	SC	51	$ [redacted]	$ [redacted]		*

[*] This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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Laboratory review assessment	PI	11	$ [redacted]	$ [redacted]		*
Concomitant Medication Assessment - Complex: initial assessment or 6+ months have elapsed since last assessment	SC	1	$ [redacted]	$ [redacted]		*
Concomitant Medication Assessment - Ongoing: less than 1 month between assessments	SC	10	$ [redacted]	$ [redacted]		*
Designated nurse - treatment (Cohort 2)	TM	9	$ [redacted]	$ [redacted]		*
Device set-up	TM	6	$ [redacted]	$ [redacted]		*
Device Accountability/Packaging for Shipment	SC	2	$ [redacted]	$ [redacted]		*
AE Assessment	SC	18	$ [redacted]	$ [redacted]		*
Dry Ice	N/A	8	$ [redacted]	$ [redacted]		*
Overnite study visit - per visit	SC	11	$ [redacted]	$ [redacted]		*
Medical records printing - one week of data	SC	11	$ [redacted]	$ [redacted]		*
Data collection - CRF transcription (per visit)	SC	11	$ [redacted]	$ [redacted]		*
Data collection - CRF review (per visit)	PI	11	$ [redacted]	$ [redacted]		*
Patient stipend	N/A	10	$ [redacted]	$ [redacted]		*
Total Price per Patient - Cohort 2 (2 subjects enrolled)		Total		$ [redacted]	*Site Subtotal* $ [redacted]	*
					Treatments (TM) Subtotal $ [redacted]	*
					Lab Subtotal $ -	

Per Site Price	Service Prov.	Price	Quantity	Total	Description Detail	
Start-up activities	Site	$ [redacted]	1	$ [redacted]		*
PI protocol review - moderate study	Site	$ [redacted]	1	$ [redacted]		*
Device training - PI	Site	$ [redacted]	1	$ [redacted]		*
Device Accountability/Storage	Site	$ [redacted]	1	$ [redacted]		*
Regulatory and IRB document preparation and ongoing maintenance/reporting	Site	$ [redacted]	1	$ [redacted]		*
Subject Recruitment Efforts	Site	$ [redacted]	1	$ [redacted]		*
Study Close Out Fee	Site	$ [redacted]	1	$ [redacted]		*
Record storage fee - electronic CRFs	Site	$ [redacted]	1	$ [redacted]		*
Total Per Site Pricing		$ [redacted]		$ [redacted]		*

DCR Service Price	Rate	Projection	Unit	Total	Description Detail	
Disposal Fee - Used Hemopurifier	$ [redacted]	8	Site	$ [redacted]		*
Device Training	$ [redacted]	1	Site	$ [redacted]		*
Source document creation	$ [redacted]	40	Hours	$ [redacted]		*
Regulatory document packet completion, review and routing	$ [redacted]	12	Hours	$ [redacted]		*
Protocol integration into DaVita EMR system	$ [redacted]	20	Hours	$ [redacted]		*
Central lab identification assistance	$ [redacted]	10	Hours	$ [redacted]		*
Project management	[redacted]			$ [redacted]	Applied to subject and site costs	*
G&A	$ -	4	1	$ -	G&A / Overhead Rate [redacted]	*
Total DCR Service Pricing				$ [redacted]		*

Per Occurrence	Price				Description Detail	
SAE/UADE reporting - includes initial and ongoing report	$ [redacted]					*
Re-consent	$ [redacted]					*
Protocol amendment - site	$ [redacted]					*
Protocol amendment - DCR	$ [redacted]					*
Early Termination Visit	$ [redacted]					*
Serum pregnancy test	$ [redacted]					*
Study Subject travel expenses	TBD				[redacted]	*
Total Cost - All Cartridges	TBD				[redacted]	*
Total Cost - All Cartridges - Administrative Fee	TBD				[redacted]	*

Performance-Based Pay:

	Target #1	Target #2
Treatment Arm 1	☐	☐
Treatment Arm 2	☐	☐
Treatment Arm 3	☐	☐
Treatment Arm 4	☐	☐

Target #1 %	Target #1

Target #2 %	Target #2

Notes

IRB Fees are directly payable by Sponsor

Institution will receive reimbursement for screen failures at the screening rate

Institution will be paid monthly by DCR via work submitted through the CTMS

All pricing will be prorated for actual work performed

Fees associated with submission to Medicare Administrative Contractor (MAC) will be billed to Sponsor as a pass through

[*] This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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